CORVAS INTERNATIONAL, INC.
                             STOCK OPTION AGREEMENT
                           2000 EQUITY INCENTIVE PLAN


CORVAS INTERNATIONAL, INC. (the "Company"), pursuant to its 2000 Equity Incentive Plan (the "2000 Plan"), hereby grants to Optionholder an option to purchase the number of shares of the Company's Common Stock set forth below. This option is subject to all of the information set forth herein and in the Terms and Conditions, the 2000 Plan and the Notice of Exercise, all of which are attached hereto and incorporated herein in their entirety.

Optionholder:                                ___________________________________
Date of Grant:                               ___________________________________
Number of Shares Subject to Option:          ___________________________________
Exercise Price Per Share:                    ___________________________________
Total Exercise Price:                        ___________________________________
Expiration Date:                             ___________________________________

TYPE OF GRANT:   |_|  Incentive Stock Option(1)   |_|  Nonstatutory Stock Option

VESTING  AND  EXERCISE  SCHEDULE:   25% of the shares vest and shall be
                                    exercisable one year after the Date of
                                    Grant. 6.25% of the shares vest and shall be exercisable quarterly thereafter over the next three years.

ADDITIONAL TERMS/ACKNOWLEDGEMENTS: The undersigned Optionholder acknowledges receipt of, and understands and agrees to, this Stock Option Agreement, the Terms and Conditions and the 2000 Plan. Optionholder further acknowledges that as of the Date of Grant, this Stock Option Agreement, the Terms and Conditions and the 2000 Plan set forth the entire understanding between Optionholder and the Company regarding the acquisition of stock in the Company and supersede all prior oral and written agreements on that subject with the exception of options previously granted and delivered to Optionholder under all plans and otherwise.


CORVAS INTERNATIONAL, INC.                  OPTIONHOLDER:

By:
   ----------------------------------       ------------------------------------
               Signature                                Signature

Title:                                      Social Security No.:
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Date:                                       Date:
     --------------------------------            -------------------------------

                                            Address:
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ATTACHMENTS:
     ATTACHMENT A  -   Terms and Conditions
     ATTACHMENT B  -   2000 Equity Incentive Plan
     ATTACHMENT C  -   Notice of Exercise

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(1) If this is an incentive stock option, it (plus your other outstanding incentive stock options) cannot be first EXERCISABLE for more than $100,000 in any calendar year. Any excess over $100,000 will be a nonstatutory stock option.

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                                  ATTACHMENT A

                           CORVAS INTERNATIONAL, INC.
                           2000 EQUITY INCENTIVE PLAN

                              TERMS AND CONDITIONS

              (INCENTIVE STOCK OPTION OR NONSTATUTORY STOCK OPTION)


         Pursuant to your Stock Option Agreement ("Option Agreement") and these Terms and Conditions, Corvas International, Inc. (the "Company") has granted you an option under its 2000 Equity Incentive Plan (the "2000 Plan") to purchase the number of shares of the Company's Common Stock indicated in your Option Agreement at the exercise price indicated in your Option Agreement. Defined terms not explicitly defined in these Terms and Conditions but defined in the 2000 Plan shall have the same definitions as in the 2000 Plan.

         The details of your option are as follows:

         1. VESTING. Subject to the limitations contained herein, your option will vest as provided in your Option Agreement, provided that vesting will cease upon the termination of your Continuous Service.

         2. NUMBER OF SHARES AND EXERCISE PRICE. The number of shares of Common Stock subject to your option and your exercise price per share referenced in your Option Agreement may be adjusted from time to time for Capitalization Adjustments, as provided in the 2000 Plan.

         3. METHOD OF PAYMENT. Payment of the exercise price is due in full upon exercise of all or any part of your option. You may elect to make payment of the exercise price (i) in cash, (ii) by check or (iii) in the Company's sole discretion at the time your option is exercised and provided that at the time of exercise the Common Stock is publicly traded and quoted regularly in THE WALL STREET JOURNAL, pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.

         4. WHOLE SHARES. You may exercise your option only for whole shares of Common Stock.

         5. SECURITIES LAW COMPLIANCE. Notwithstanding anything to the contrary contained herein, you may not exercise your option unless the shares of Common Stock issuable upon such exercise are then registered under the Securities Act or, if such shares of Common Stock are not then so registered, the Company has determined that such exercise and issuance would be exempt from the registration requirements of the Securities Act. The exercise of your option must also comply with other applicable laws and regulations governing your option, and you may not exercise your option if the Company determines that such exercise would not be in material compliance with such laws and regulations.

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         6. TERM. You may not exercise your option before the commencement of its term or after its term expires. The term of your option commences on the Date of Grant and expires upon the EARLIEST of the following:

                  (a) three (3) months after the termination of your Continuous Service for any reason other than your Disability or death, provided that if during any part of such three- (3-) month period your option is not exercisable solely because of the condition set forth in the preceding paragraph relating to "Securities Law Compliance," your option shall not expire until the earlier of the Expiration Date or until it shall have been exercisable for an aggregate period of three (3) months after the termination of your Continuous Service;

                  (b) twelve (12) months after the termination of your Continuous Service due to your Disability;

                  (c) eighteen (18) months after your death if you die either during your Continuous Service or within three (3) months after your Continuous Service terminates;

                  (d) the Expiration Date indicated in your Option Agreement; or

                  (e) the day before the tenth (10th) anniversary of the Date of Grant.

         If your option is an incentive stock option, note that, to obtain the federal income tax advantages associated with an "incentive stock option," the Code requires that at all times beginning on the date of grant of your option and ending on the day three (3) months before the date of your option's exercise, you must be an employee of the Company or an Affiliate, except in the event of your death or Disability. The Company has provided for extended exercisability of your option under certain circumstances for your benefit but cannot guarantee that your option will necessarily be treated as an "incentive stock option" if you continue to provide services to the Company or an Affiliate as a Consultant or Director after your employment terminates or if you otherwise exercise your option more than three (3) months after the date your employment terminates.

         7. EXERCISE.

                  (a) You may exercise the vested portion of your option during its term by delivering a Notice of Exercise (in a form designated by the Company) together with the exercise price to the Corporate Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.

                  (b) By exercising your option you agree that, as a condition to any exercise of your option, the Company may require you to enter into an arrangement providing for the payment by you to the Company of any tax withholding obligation of the Company arising by reason of (1) the exercise of your option, (2) the lapse of any substantial risk of forfeiture to which the shares of Common Stock are subject at the time of exercise, or (3) the disposition of shares of Common Stock acquired upon such exercise.

                  (c) If your option is an incentive stock option, by exercising your option you agree that you will notify the Company in writing within fifteen
(15) days after the date of any disposition of any of the shares of the Common Stock issued upon exercise of your option that occurs within two (2) years after the Date of Grant or within one (1) year after such shares of Common Stock are transferred to you upon exercise of your option.

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         8. TRANSFERABILITY.

                  (a) If your option is an incentive stock option, your option is not transferable, except by will or by the laws of descent and distribution, and is exercisable during your life only by you. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

                  (b) If your option is a nonstatutory stock option, your option is not transferable, except (i) by will or by the laws of descent and distribution, (ii) with the prior written approval of the Company, by instrument to an inter vivos or testamentary trust, in a form accepted by the Company, in which the option is to be passed to beneficiaries upon the death of the trustor (settlor) and (iii) with the prior written approval of the Company, by gift, in a form accepted by the Company, to your "immediate family" as that term is defined in 17 C.F.R. 240.16a-1(e). The term "immediate family" is defined in 17 C.F.R. 240.16a-1(e) to mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and includes adoptive relationships. Your option is exercisable during your life only by you or a transferee satisfying the above-stated conditions. The right of a transferee to exercise the transferred portion of your option after termination of your Continuous Service shall terminate in accordance with your right to exercise your option as specified in your option. In the event that your Continuous Service terminates due to your death, your transferee will be treated as a person who acquired the right to exercise your option by bequest or inheritance. In addition to the foregoing, the Company may require, as a condition of the transfer of your option to a trust or by gift, that your transferee enter into an option transfer agreement provided by, or acceptable to, the Company. The terms of your option shall be binding upon your transferees, executors, administrators, heirs, successors, and assigns. Notwithstanding the foregoing, by delivering written notice to the Company, in a form satisfactory to the Company, you may designate a third party who, in the event of your death, shall thereafter be entitled to exercise your option.

         9. RIGHT OF FIRST REFUSAL. Shares of Common Stock that you acquire upon exercise of your option are subject to any right of first refusal that may be described in the Company's bylaws in effect at such time the Company elects to exercise its right. The Company's right of first refusal shall expire on the Listing Date.

         10. RIGHT OF REPURCHASE. To the extent provided in the Company's bylaws as amended from time to time, the Company shall have the right to repurchase all or any part of the shares of Common Stock you acquire pursuant to the exercise of your option.

         11. OPTION NOT A SERVICE CONTRACT. Your option is not an employment or service contract, and nothing in your option shall be deemed to create in any way whatsoever any obligation on your part to continue in the employ of the Company or an Affiliate, or of the Company or an Affiliate to continue your employment. In addition, nothing in your option shall obligate the Company or an Affiliate, their respective stockholders, Boards of Directors, Officers or Employees to continue any relationship that you might have as a Director or Consultant for the Company or an Affiliate.

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         12. WITHHOLDING OBLIGATIONS.

                  (a) At the time you exercise your option, in whole or in part, or at any time thereafter as requested by the Company, you hereby authorize withholding from payroll and any other amounts payable to you, and otherwise agree to make adequate provision for (including by means of a "cashless exercise" pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax withholding obligations of the Company or an Affiliate, if any, which arise in connection with your option.

                  (b) Upon your request and subject to approval by the Company, in its sole discretion, and compliance with any applicable conditions or restrictions of law, the Company may withhold from fully vested shares of Common Stock otherwise issuable to you upon the exercise of your option a number of whole shares of Common Stock having a Fair Market Value, determined by the Company as of the date of exercise, not in excess of the minimum amount of tax required to be withheld by law. If the date of determination of any tax withholding obligation is deferred to a date later than the date of exercise of your option, share withholding pursuant to the preceding sentence shall not be permitted unless you make a proper and timely election under Section 83(b) of the Code, covering the aggregate number of shares of Common Stock acquired upon such exercise with respect to which such determination is otherwise deferred, to accelerate the determination of such tax withholding obligation to the date of exercise of your option. Notwithstanding the filing of such election, shares of Common Stock shall be withheld solely from fully vested shares of Common Stock determined as of the date of exercise of your option that are otherwise issuable to you upon such exercise. Any adverse consequences to you arising in connection with such share withholding procedure shall be your sole responsibility.

                  (c) You may not exercise your option unless the tax withholding obligations of the Company and/or any Affiliate are satisfied. Accordingly, you may not be able to exercise your option when desired even though your option is vested, and the Company shall have no obligation to issue a certificate for such shares of Common Stock or release such shares of Common Stock from any escrow provided for herein.

         13. NOTICES. Any notices provided for in your option or the 2000 Plan shall be given in writing and shall be deemed effectively given upon receipt or, in the case of notices delivered by mail by the Company to you, five (5) days after deposit in the United States mail, postage prepaid, addressed to you at the last address you provided to the Company.

         14. GOVERNING PLAN DOCUMENT. Your option is subject to all the provisions of the 2000 Plan, the provisions of which are hereby made a part of your option, and is further subject to all interpretations, amendments, rules and regulations which may from time to time be promulgated and adopted pursuant to the 2000 Plan. In the event of any conflict between the provisions of your option and those of the 2000 Plan, the provisions of the 2000 Plan shall control.